Exhibit 10.19
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                             SUBURBAN PROPANE, L.P.
                           LONG TERM INCENTIVE PROGRAM

               (As Amended and Restated Effective October 1, 1999)






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                 SUBURBAN PROPANE, L.P. LONG TERM INCENTIVE PLAN
               (As Amended and Restated Effective October 1, 1999)

                                    ARTICLE I

                              PURPOSE AND APPROVAL


     The purpose of this Plan is to strengthen Suburban Propane Partners, L.P., Suburban Propane, L.P., and their affiliates (collectively, the "Partnership"), by providing an incentive to certain Participants (as hereinafter defined), and thereby encouraging them to devote their abilities and industry to the success of the Partnership's business enterprise in such a manner as to maximize the Partnership's value and ability to pay distributions to holders of its Common Units. It is intended that this purpose be achieved by extending to certain Participants an added long-term incentive for continued service to the Partnership, and for high levels of performance and unusual efforts which enhance the Partnership's value by offering incentives to effect such results. This Plan is an amendment and restatement of the Suburban Propane, L.P. Long Term Incentive Plan that was originally adopted effective October 1, 1997. The effective date of this amendment and restatement is October 1, 1999.

                                   ARTICLE II

                                   DEFINITIONS

     For purposes of this Plan, capitalized terms shall have the following meanings:

          2.1   "AWARD" means a cash amount earned by a Participant  pursuant to
     Section 5.

          2.2 "BENEFICIAL OWNERSHIP" means as that term is used within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

          2.3   "BENEFICIARY"  means a  Participant's  beneficiary  pursuant  to
     Section 10.

          2.4 "BOARD" means the Board of Supervisors of Suburban Propane Partners, L.P.

          2.5 "CAPITAL EXPENDITURES" shall have the same meaning as such term is reported in the Partnership's consolidated financial statements for each quarterly period filed on Form 10-Q or Annual Report filed on Form 10-Q with the Securities and Exchange Commission.
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          2.6   "CAUSE" means (a) a Participant's  gross  negligence  or willful misconduct in the performance of his duties, (b) a Participant's willful or grossly negligent failure to perform his duties, (c) the breach by a Participant of any written covenants to the Partnership, (d) dishonest, fraudulent or unlawful behavior by a Participant (whether or not in conjunction with employment) or a Participant being subject to a judgment, order or decree (by consent or otherwise) by any governmental or regulatory authority which restricts his ability to engage in the business conducted by the Partnership, or any of their affiliates, or (e) willful or reckless breach by a Participant of any policy adopted by the Partnership concerning conflicts of interest, standards of business conduct or fair employment practices or procedures with respect to compliance with applicable laws.

          2.7 "CHANGE IN CAPITALIZATION" means any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, change in the percentage ownership interest of the Partnership attributable to the Common Units or exchange of Common Units for a different number or kind of units or other securities of the Partnership by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or other convertible securities, unit distribution, unit split or reverse unit split, cash dividends, property dividend, combination or exchange of units, repurchase of units, change in corporate structure or otherwise.

          2.8   "CHANGE OF CONTROL" shall mean the occurrence of:

               (a) an acquisition (other than directly by the Partnership) of Common Units or voting equity interests of the Partnership ("Voting Securities") by any "Person" other than the Partnership, Suburban Energy Services Group LLC or any of their affiliates, immediately after which such Person has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Partnership's then outstanding Common Units; provided, however, that in determining whether a Change of Control has occurred, Common Units which are acquired in a "Non-Control Acquisition" shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part there) maintained by (A) the Partnership or Suburban Propane, L.P. or (B) any corporation, partnership or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Partnership, (ii) the Partnership or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction"; or

               (b) approval by the partners of the Partnership of (A) a merger, consolidation or reorganization involving the Partnership, unless (x) the holders of the Common Units immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding Common Units of the entity resulting from such merger, consolidation or reorganization (the "Surviving Entity") in substantially the same proportion as their ownership of the Common Units immediately before such merger, consolidation or reorganization, and (y) no person or entity (other than the Partnership, any Subsidiary, any employee benefit plan {or any trust forming a part thereof} maintained by the Partnership, any Subsidiary, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of more than twenty five percent (25%) of then outstanding Common Units), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity's then outstanding voting securities; (B) a complete liquidation or dissolution of the Partnership; or (C) the sale or other disposition of fifty percent (50%) of the net assets of the Partnership to any Person (other than a transfer to a Subsidiary). A transaction described in clause (x) or
          (y) of subsection (A) hereof shall be referred to as a "Non-Control Transaction."

               Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Partnership which, by reducing the number of Voting Securities outstanding, increases the proportional number of Common Units Beneficially Owned by the Subject Person, provided that if a

          Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of the Voting Securities by the Partnership, and after such acquisition of Voting Securities by the Parntership, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

          2.9   "COMMITTEE" means the Compensation Committee of the Board.

          2.10 "COMMON UNIT" means the common units representing limited partnership interests of the Partnership.

          2.11  "COMMON UNITHOLDERS" means the persons holding Common Units.

          2.12 "CONSOLIDATED CASH PROVIDED BY OPERATING ACTIVITIES" shall have the same meaning as such term is reported in the Partnership's consolidated financial statements for each quarterly period filed on Form 10-Q or Annual Report filed on Form 10-K with the Securities and Exchange Commission.

          2.13 "DISABILITY" shall have the same meaning that such term (or similar term) has under the long-term disability plan in which the Participant is covered.

          2.14 "EFFECTIVE DATE" shall mean October 1, 1997. The Effective Date of this amendment and restatement shall mean October 1, 1999.

          2.15 "FISCAL YEAR" means the fiscal year ending on the Saturday closest to September 30, adopted by the Partnership, or any other fiscal year adopted by the Partnership.

          2.16 "GENERAL PARTNER" has the meaning set forth in the Partnership Agreement.

          2.17 "GOOD REASON" means (a) any failure by the Partnership to comply in any material respect with the compensation provisions of a written employment agreement between a Participant and the Partnership, (b) a material adverse change in a Participant's title without his or her consent, or (c) the assignment to a Participant, without his or her consent, of duties and responsibilities materially inconsistent with his or her level of responsibility as an executive officer.

          2.18 "MINIMUM QUARTERLY DISTRIBUTION" means $0.50 per Common Unit per fiscal quarter, subject to adjustment in accordance with Section 6.6 and
     6.10 of the Partnership Agreement.

          2.19 "PARTICIPANT" means an employee of Suburban Propane, L.P. designated by the Committee to participate in the Plan.

          2.20 "PARTNERSHIP" means Suburban Propane, L.P. and Suburban Propane Partners, L.P., Delaware limited partnerships, and their successors.

          2.21 "PARTNERSHIP AGREEMENT" means the Second Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P.

          2.22 "PERSON" means as that term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended.

          2.23 "PLAN" means this Suburban Propane, L.P. Long Term Incentive Program.

          2.24 "QUARTERLY TARGET AWARD" means the Award each Participant is eligible to earn for each respective quarter of a Fiscal Year.

          2.25 "SUBSIDIARY" shall mean any corporation, partnership, or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Partnership.

          2.26 "VESTED AMOUNT" means the portion of a Participant's Award which is nonforfeitable.

                                   ARTICLE III

                                  PARTICIPATION

     Only those Participants designated from time to time by the Committee shall participate in the Plan and receive Awards hereunder.

                                   ARTICLE IV

                                 ADMINISTRATION

          4.1 ADMINISTRATION BY THE COMMITTEE. The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Partnership hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization for any transaction hereunder.

          4.2 POWERS OF THE COMMITTEE. Subject to the express terms and conditions set forth herein, the Committee shall have the power, from time to time to:

               (a) select those Participants to whom Awards shall be granted;

               (b) construe and interpret the Plan and the Awards and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law and otherwise to make the Plan fully effective.

               (c) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

               (d) generally, exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Partnership with respect to the Plan.

          4.3 DECISIONS OF THE COMMITTEE ARE FINAL AND BINDING. The Committee's decisions, actions determinations and interpretations shall be final and binding upon the Partnership, all Participants, Beneficiaries, equity holders of the Partnership and any other person.

          4.4 CHANGE IN CAPITALIZATION. In the event of any Change in Capitalization or in the event of any special distribution to the Common Unitholders, the Committee may, but shall not be obligated to, make such equitable adjustments in the performance criteria, the Target Awards or other aspects of the Plan, as the Committee determines are necessary and appropriate.


                                    ARTICLE V

                                     AWARDS

          5.1 TARGET AWARDS. The Committee shall establish a Target Award for each Participant for each Fiscal Year equal to a designated percentage of such Participant's base salary at the start of the Fiscal Year. A Participant's Quarterly Target Award for each fiscal quarter shall be equal to 25% of the Participant's Target Award for the Fiscal Year.

          5.2 PERFORMANCE CRITERIA. The portion of the Quarterly Target Award earned by a Participant for each fiscal quarter shall be determined on the basis of the following performance criteria:

               (a) A Participant shall earn 50% of his or her Quarterly Target Award for each fiscal quarter of the Partnership for which (i) Consolidated Cash Provided by Operating Activities less Capital
          Expenditures on a rolling four quarter basis equals or exceeds the Minimum Quarterly Distribution on Common Units; and (ii) Minimum Quarterly Distributions are paid to Common Unitholders.

               (b) A Participant shall earn the remaining 50% of his or her Quarterly Target Award for each fiscal quarter of the Partnership for which (i) Consolidated Cash Provided by Operating Activities less Maintenance Capital Expenditures on a rolling four quarter basis equals or exceeds the Minimum Quarterly Distribution on Common Unit by at least $3.6 million; and (ii) Minimum Quarterly Distributions are paid to Common Unitholders.

     Each performance criterion shall be weighted equally. If both criteria are met for a fiscal quarter, the Quarterly Target Award shall be earned by the Participant for such quarter. If only one criterion is met for a fiscal quarter, only 50% of the Quarterly Target Award shall be earned by the Participant for such quarter. If neither criterion is met for a fiscal quarter, no Quarterly Target Award shall be earned by the Participant for such quarter.

                                   ARTICLE VI

                                     VESTING

          6.1   VESTING SCHEDULE.   Subject  to  Sections  6.2  and  6.3,  if  a
     Participant earns an Award for a Fiscal Year, the Participant shall become vested in said Award in accordance with the following schedule:

         ------------------------------------ ----------------------------------
         On the First Day of:                        Percentage Vested:
         ------------------------------------ ----------------------------------
         ------------------------------------ ----------------------------------
         The third Fiscal Year following                   33-1/3%
         the Fiscal Year for which Award is
         earned

         ------------------------------------ ----------------------------------
         ------------------------------------ ----------------------------------
         The fourth Fiscal Year following                  66-2/3%
         the Fiscal Year for which Award is
         earned

         ------------------------------------ ----------------------------------
         ------------------------------------ ----------------------------------
         The fifth Fiscal Year following                    100%
         the Fiscal Year for which Award is
         earned

         ------------------------------------ ----------------------------------


Notwithstanding anything in this Section 6 to the contrary, the Committee may accelerate the vesting of Awards at any time for any reason with the consent of the General Partner.

          6.2 CHANGE OF CONTROL. Notwithstanding anything in this Plan to the contrary, upon a Change of Control, all earned Awards shall become fully vested and nonforfeitable and shall be paid to a Participant within thirty
     (30) days after the Change in Control.

          6.3 FORFEITURE. Subject to Sections 6.2, 6.4 and 6.5, Awards which have not yet vested shall lapse and be forfeited upon the occurrence of either of the following events: (a) termination of the Participant's employment or participation in the Plan for any reason, except under the circumstances provided in Sections 6.4 and 6.5; (b) any attempted or completed transfer, sale, pledge, hypothecation, or assignment by the Participant of an Award.

          6.4 DISABILITY OR DEATH. Notwithstanding the provisions of Section 6.3, if a Participant's employment terminates as a result of Disability or death, an earned Award for such Participant shall vest in accordance with Sections 6.1 and 6.2, as applicable, and shall be paid in accordance with
     Section 7.

          6.5   TERMINATION WITHOUT  CAUSE OR FOR GOOD  REASON.  In the  event a
     Participant's employment by the Partnership is terminated by the Partnership without Cause or by the Participant for Good Reason, the Awards shall vest upon the next succeeding scheduled vesting date pursuant to Sections 6.1 or 6.2, as applicable.


                                   ARTICLE VII

                                    PAYMENTS

     One-third of the Vested Amount of the Award(s) earned to date by a Participant under the Plan may be paid to the Participant by the last Friday in March of each year with the remaining 2/3 becoming payable in 1/3 increments over the following two years. All payments shall be made as of a date determined by the Committee. Scheduled payments will either be deferred pursuant to Article VIII, or, if the Participant properly and timely requests in writing, will be paid in cash.

                                  ARTICLE VIII

                                    DEFERRAL

     Payments scheduled under Article VII may be deferred hereunder in one year increments, and will be credited with interest during the period of deferral as determined by the Committee. The deferral election shall be made in such form and at such time as the Committee shall from time to time determine. No further deferral elections will be permitted following a Participant's termination of employment.

                                   ARTICLE IX

                                  BENEFICIARIES

     A Participant may at any time and from time to time prior to death designate one or more Beneficiaries to receive any payments to be made following the Participant's death. If no such designation is on file with the Partnership at the time of a Participant's death, the Participant's Beneficiary shall be the beneficiary or beneficiaries named in the Beneficiary designation most recently filed by the Participant with the Partnership. If the Participant has not effectively designated a Beneficiary, or if no Beneficiary so designated has survived the Participant, the Participant's Beneficiary shall be the Participant's surviving spouse, or, if no spouse has survived the Participant, the estate of the deceased Participant. If an individual Beneficiary cannot be located for a period of one year following the Participant's death, despite mail notification to the Beneficiary's last known address, and if the Beneficiary has not made a written claim for benefits within such period to the Committee, the Beneficiary shall be deemed to have predeceased the Participant. The Committee may require such proof of death and such evidence of the right of any person to receive all of part of the benefit of a deceased Participant as the Committee may consider to be appropriate. The Committee may rely upon any direction by the legal representatives of the estate of a deceased Participant, without liability to any other person. If a Participant has designated his or her spouse as Beneficiary, upon entry of a judgment of divorce (or other evidence of formal dissolution of the married), the designation of the spouse as Beneficiary will be deemed to have been revoked unless the Participant reaffirms such designation thereafter.

                                    ARTICLE X

                      TERMINATION AND AMENDMENT OF THE PLAN

     The Plan shall terminate by its terms on the day preceding the tenth anniversary of the Effective Date of this Plan as originally adopted and no Award may be earned thereafter. The previous sentence notwithstanding, the Board may, at any time and from time to time, amend, terminate, modify or suspend the Plan; provided, however, that no such amendment, modification, suspension or termination shall impair or adversely affect any Awards earned by a Participant under the Plan, except with the consent of the Participant.

                                   ARTICLE XI

                           NON-EXCLUSIVITY OF THE PLAN

     The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to acquire Common Units, and such arrangements may be either applicable generally or only in specific cases.

                                   ARTICLE XII

                             LIMITATION OF LIABILITY

     As illustrative of the limitation of liability of the Partnership, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

               (a) give any person any right to earn an Award other than at the sole discretion of the Committee;

               (b) give any person any rights whatsoever with respect to the Awards except as specifically provided in the Plan.

               (c) limit in any way the right of the Partnership to terminate the employment of any person at any time; or

               (d) be evidence of any agreement or understanding, express or implied, that the Partnership will employ any person at any particular rate of compensation or for any particular period time.

                                  ARTICLE XIII

                 REGULATIONS AND OTHER APPROVALS; GOVERNING LAW

          13.1 Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with laws of the State of New Jersey without giving effect to conflicts of law principles.

          13.2 Except as provided in Section 10 hereof the Board may make such changes to the Plan or an Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority.


                                   ARTICLE XIV

                              WITHHOLDING OF TAXES

     At such time(s) as a Participant recognizes income for purposes of income, employment, or other tax liability, the Partnership shall withhold an amount equal to the federal, state and local taxes and other amounts as may be required by law to be withheld by the Partnership.

                                   ARTICLE XV

                        NO REQUIRED SEGREGATION OF ASSETS

     Neither the Partnership nor any subsidiary shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan.

                                   ARTICLE XVI

                           RIGHT OF DISCHARGE RESERVE

     Neither the Plan nor any Award shall guarantee any Employee continued employment with the Partnership or a subsidiary or guarantee the grant of future Awards.

                                  ARTICLE XVII

                               NATURE OF PAYMENTS

     All Awards made pursuant to the Plan are in consideration of services for the Partnership or the subsidiaries. The Awards constitute a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Partnership or any subsidiary except as may be determined by the Committee.

                                  ARTICLE XVIII

                              CONSTRUCTION OF PLAN

     The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and vice versa.

                                   ARTICLE XIX

                                   SEVERABILTY

     If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability of said provision shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.